EXHIBIT 23





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-21781) pertaining to the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated, and Designated Affiliated Companies and in the related Prospectus of our report dated June 19, 1998, with respect to the financial statements and schedules of the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated, and Designated Affiliated Companies included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------

Richmond, Virginia
June 19, 1998